Exhibit 21.1
Dunkin’ Brands Group, Inc. Subsidiaries

Entity	Jurisdiction of Organization
Dunkin’ Brands Group, Inc.	Delaware
Dunkin’ Brands Holdings, Inc.	Delaware
Dunkin’ Brands, Inc.	Delaware
Dunkin’ Brands Canada, Ltd.	Ontario, Canada
SVC Service LLC	Colorado
SVC Service II Inc.	Colorado
Dunkin Brands International Holdings Ltd.	United Kingdom
Dunkin Brands International DMCC	Dubai
Dunkin’ Brands (UK) Limited	United Kingdom
Baskin-Robbins Australia Pty. Ltd.	Australia
Dunkin’ Brands Australia Pty. Ltd.	Australia
DBI Australia Holdings Pty. Ltd.	Australia
Palm Oasis Ventures Pty. Ltd.[5]	Australia
B-R 31 Ice Cream Co. Ltd. [4]	Japan
Dunkin’ (Shanghai) Enterprise Management Consulting Co., Ltd.	China
DBCI Corp.	Florida
Dunkin’ Donuts LLC	Delaware
Dunkin Espanola S.A.	Spain
Coffee Alliance, S.L.[3]	Spain
Dunkin’ Ventures LLC	Delaware
Massachusetts Refreshment Corp. [1]	Massachusetts
Third Dunkin’ Donuts Realty LLC	Delaware
Dunkin’ Donuts Realty Investment LLC	Delaware
Dunkin’ Donuts USA LLC	Delaware
Mister Donut of America, LLC	Delaware
Baskin-Robbins LLC	Delaware
Baskin-Robbins USA LLC	California
DBI Stores LLC	Delaware
Star Dunkin’, LP2	Delaware
Star Dunkin’ Real Estate, LP2	Delaware
DBI Stores Texas LLC	Delaware
Baskin-Robbins Flavors LLC	Delaware
Baskin-Robbins International LLC	Delaware
B-R Korea Co. Ltd. [3]	Korea
DB Master Finance LLC	Delaware
DB Canadian Supplier Inc.	Delaware
DB Canadian Holding Company Inc.	Delaware
DB Canadian Franchising ULC	Nova Scotia
BR Japan Holdings LLC	Delaware
DB Franchising Holding Company LLC	Delaware
Dunkin’ Donuts Franchising LLC	Delaware
Baskin-Robbins Franchising LLC	Delaware
DB Real Estate Assets I LLC	Delaware
DB Real Estate Assets II LLC	Delaware
DB Mexican Franchising LLC	Delaware
DB International Franchising LLC	Delaware

DD IP Holder LLC	Delaware
BR IP Holder LLC	Delaware
Baskin-Robbins Franchised Shops LLC	Delaware
Dunkin’ Donuts Franchised Restaurants LLC	Delaware
DB AdFund Administrator LLC	Delaware
DB UK Franchising LLC	Delaware

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1	Represents a joint venture company of which registrant indirectly owns 50% of the voting equity.
2	Represents a joint venture partnership of which registrant indirectly owns 51% of the partnership interest.
3	Represents a joint venture company of which registrant indirectly owns 33.3% of the voting equity.
4	Represents a joint venture company of which registrant indirectly owns 43.3% of the voting equity.
5	Represents a joint venture company of which registrant indirectly owns 20% of the voting equity.